Exhibit 99.B(j)(1)

Goodwin Procter LLP Counsellors at Law Exchange Place Boston, MA 02109 T: 617.570.1000 F: 617.523.1231

February 19, 2009

ING VP Money Market Portfolio

7337 E. Doubletree Ranch Road

Scottsdale, Arizona  85258

Re:	ING VP Money Market Portfolio
Post-Effective Amendment No. 66 to Registration Statement on Form N-1A
File Nos. 002-53038; 811-02565

Ladies and Gentlemen:

Reference is hereby made to the Post-Effective Amendment No. 66 to the Registration Statement on Form N-1A of ING VP Money Market Portfolio (the “Registrant”), being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “Registration Statement”), together with the exhibits indicated as being filed therewith.

We hereby consent to the references to our firm as legal counsel for the Registrant in the Registration Statement.  This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP